CONSENT OF
BROWN ARMSTRONG PAULDEN
McCOWN STARBUCK THORNBURGH & KEETER
ACCOUNTANCY CORPORATION

To the Board of Directors
Searchlight Minerals Corp.

We hereby consent to the incorporation by reference in the Form 10-K for the year ended December 31, 2008, the registration statements (Nos. 333-106624 & 333-85984) on Form S-8 of Searchlight Minerals Corp. of our report dated March 10, 2009, relating to the consolidated financial statements and the effectiveness of internal controls over financials reporting, which appears in this Form 10-K.

BROWN ARMSTRONG PAULDEN
McCOWN STARBUCK THORNBURGH & KEETER
ACCOUNTANCY CORPORATION

Bakersfield, California
March 10, 2009